EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Stephanie Bowman
Chief Financial Officer
TUESDAY MORNING CORPORATION
972-934-7251

Laurey Peat
LAUREY PEAT + ASSOCIATES
214-871-8787

TUESDAY MORNING CORPORATION

ANNOUNCES DIRECTOR RESIGNATION

DALLAS, TX — February 26, 2010 — Tuesday Morning Corporation (NASDAQ: TUES) today announced that Robin Selati has resigned his position as a director of Tuesday Morning Corporation (“the Company”), effective February 26, 2010.  Mr. Selati, a managing director of Madison Dearborn Capital Partners II, L.P. (“MDCP”), has resigned in connection with the liquidation of MDCP’s ownership position in the Company which was completed on February 16, 2010.  Mr. Selati served as a director of the Company since 1997.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 858 stores in 43 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.